(Letterhead)
                            The Meritas Group, Inc.
                      1829 East Franklin Street, Suite 600
                             Chapel Hill, NC 27514

Phone 919-968-9500                                       Fax 919-303-9055
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                               September 29, 1997

Board of Directors
Landis Savings Bank, SSB
107 South Central Avenue
Landis, NC 28088

                Re: Conversion Advice and Record Keeping Contract

Ladies and Gentlemen:

This letter, if accepted by you, sets forth the agreement between Landis Savings Bank, SSB ("the Savings Bank" or "Landis Savings") and The Meritas Group, Inc. ("Meritas"), whereby Landis Savings engages Meritas to provide conversion advisory services for the Savings Bank's conversion from mutual to stock form. In acting as an advisor to Landis Savings, Meritas shall assist the Savings Bank with respect to record keeping regarding solicitation of offers to subscribe for stock and to the mechanics of the mutual to stock conversion process. Meritas will not be involved in soliciting offers to purchase common stock on behalf of Landis Savings.

Section 1. CONVERSION ADVISORY ASSISTANCE. Meritas will assist the Savings Bank with the establishment and supervision of the "back office" or record keeping operations with regard to proxy solicitation and conversion stock sales commonly known as the "Conversion Center". Conversion activities for which Meritas will assist the Savings Bank include the following:

            (a) Develop marketing materials, including letters sent to customers, question and answer brochures, and a slide presentation for community meetings, all subject to review by legal counsel.

            (b) Set up the Conversion Center's record keeping system to track stock sales and distribute prospectus materials.

            (c) Together with the Savings Bank's legal counsel, train the Conversion Center's staff to respond to customers' mail and telephone inquiries, assist customers with their stock subscriptions, and send order confirmations.

            (d)   Coordinate community meetings and record attendance.

            (e)   Assist the Conversion Center's staff in tabulating votes.
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Board of Directors
September 29, 1997
Page 2

            (f) Establish a system for implementing the over subscription procedures described in the Plan of Conversion and, if there is an over subscription, assist in the employment of that system.

            (g) Assist the Conversion Center's staff with closing activities, including mailing of interest checks, preparing 1099 information, sending "welcome" letters to shareholders, account balancing, final stock information tabulation, and preparing stockholder records for the transfer agent.

Section 2. SAVINGS BANK ASSISTANCE. In staffing the Conversion Center for performing the tasks outlined above, Meritas will require at least two of the Savings Bank's employees (or temporary personnel) to work in the conversion center on a full-time basis.

             Meritas agrees to devote its best efforts to the successful completion of the proposed conversion and agrees to keep all information developed in the course of its engagement confidential.

Section 3. PAYMENT. The Savings Bank agrees to pay Meritas conversion advisory fees of $40,000 and to reimburse Meritas for all reasonable out-of-pocket expenses. Payment of the advisory fee shall be made according to the following schedule:

             $10,000 paid upon execution of this Letter Agreement;
             $10,000 to be paid upon the commencement of the subscription offering;
             $10,000 to be paid upon closing of the subscription offering; and $10,000 to be paid upon completion of the conversion.

             Meritas shall also be reimbursed for all out-of-pocket expenses, including travel, transfer agent charges, messenger services, rental equipment, and supplies, as incurred and billed.

Section 4. INDEMNIFICATION. To the extent permitted by applicable law, the Savings Bank shall indemnify and hold harmless Meritas and its directors, officers, employees, agents and contractors in connection with the services called for under this Letter Agreement, from and against any and all loss, cost, damage, claim, liability or expense of any kind, including reasonable attorneys' fees and other expenses incurred in investigating, preparing to defend and defending any claim or claims (specifically including, but not being limited to, claims under federal and state securities laws) in any manner arising out of any misstatement or untrue statement of any material fact contained in the information, supplied by the Savings Bank to

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Board of Directors
September 29, 1997
Page 3

             Meritas, or by an omission to state a material fact in the information so provided that is required to be stated therein or is necessary in order to make the statement therein not false or misleading.

Section 5. TERMINATION OF LETTER AGREEMENT. This Letter Agreement may be terminated by either party upon 30 days written notice. Notwithstanding any other provision of this Letter Agreement, (i) in the event that this Letter Agreement is terminated after its execution, but before the commencement of the subscription offering, the Savings Bank shall be obligated to pay Meritas not more than $10,000, excluding expenses; (ii) in the event that this Letter Agreement is terminated after the commencement of the subscription offering, but before the closing of the subscription offering, the Savings Bank shall be obligated to pay Meritas not more than $20,000 and (iii) in the event that this Letter Agreement is terminated after the closing of the subscription offering, the Savings Bank shall be obligated to pay Meritas not more than $40,000, excluding expenses.

                                  *    *     *   *    *

In order to accept this Letter Agreement, please acknowledge your consent to the foregoing by dating and executing the enclosed duplicate of this Letter Agreement, and return it Meritas.

                                           Yours very truly

                                           The Meritas Group, Inc.


                                           /s/ Sam A. Harris
                                           Sam A. Harris, President

Agreed to:
Landis Savings Bank, SSB

By: /s/ Stephen R. Talbert
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Its: Chief Executive Officer
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Date: October 27, 1997
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